Exhibit 99.1

Cathay General Bancorp Announces Third Quarter 2023 Results

LOS ANGELES--(BUSINESS WIRE)--October 23, 2023--Cathay General Bancorp (the “Company”, “we”, “us”, or “our”) (Nasdaq: CATY), the holding company for Cathay Bank, today announced its unaudited financial results for the quarter ended September 30, 2023. The Company reported net income of $82.4 million, or $1.13 per share, for the third quarter of 2023.

FINANCIAL PERFORMANCE

	Three months ended
(unaudited)	September 30, 2023	June 30, 2023	September 30, 2022
Net income	$ 82.4 million	$ 93.2 million	$99.0 million
Basic earnings per common share	$1.14	$1.29	$1.34
Diluted earnings per common share	$1.13	$1.28	$1.33
Return on average assets	1.42%	1.67%	1.81%
Return on average total stockholders' equity	12.36%	14.47%	15.94%
Efficiency ratio	48.57%	45.36%	36.35%

THIRD QUARTER HIGHLIGHTS

  Total deposits increased by $538.6 million, or 11.6% annualized, to $19.6 billion in the third quarter of 2023.
  Total gross loans increased by $71.0 million, or 1.6% annualized, to $19.0 billion in the third quarter of 2023.
  Diluted earnings per share decreased to $1.13 for the third quarter of 2023 compared to $1.28 for the second quarter of 2023 due in part to changes in equity securities valuations.
  Our net interest margin declined slightly from 3.44% in the second quarter to 3.38% in the third quarter.

“For the third quarter of 2023, our total deposits increased by $538.6 million or 11.6% annualized to $19.6 billion. Our net interest margin declined slightly from 3.44% in the second quarter to 3.38% in the third quarter,” commented Chang M. Liu, President and Chief Executive Officer of the Company.

INCOME STATEMENT REVIEW
THIRD QUARTER 2023 COMPARED TO THE SECOND QUARTER 2023

Net income for the quarter ended September 30, 2023 was $82.4 million, a decrease of $10.8 million, or 11.6%, compared to net income of $93.2 million for the second quarter of 2023. Diluted earnings per share for the third quarter of 2023 was $1.13 per share compared to $1.28 per share for the second quarter of 2023. Net income for the third quarter included a $6.2 million unrealized loss on equity securities or $0.06 per diluted share, in the third quarter of 2023 compared to a $10.7 million unrealized gain on equity securities, or $0.10 per diluted share, for the second quarter of 2023.

Return on average stockholders’ equity was 12.36% and return on average assets was 1.42% for the quarter ended September 30, 2023, compared to a return on average stockholders’ equity of 14.47% and a return on average assets of 1.67% in the second quarter of 2023.

Net interest income before provision for credit losses

Net interest income before provision for credit losses increased $4.1 million, or 2.3%, to $185.6 million during the third quarter of 2023, compared to $181.5 million in the second quarter of 2023. The increase was due primarily to an increase in interest income from loans and securities, partially offset by an increase in deposit interest expense.

The net interest margin was 3.38% for the third quarter of 2023 compared to 3.44% for the second quarter of 2023.

For the third quarter of 2023, the yield on average interest-earning assets was 5.89%, the cost of funds on average interest-bearing liabilities was 3.33%, and the cost of interest-bearing deposits was 3.23%. In comparison, for the second quarter of 2023, the yield on average interest-earning assets was 5.68%, the cost of funds on average interest-bearing liabilities was 2.99%, and the cost of interest-bearing deposits was 2.91%. The increase in the costs of interest-bearing liabilities was mainly a result of higher interest rates on interest bearing deposits. The net interest spread, defined as the difference between the yield on average interest-earning assets and the cost of funds on average interest-bearing liabilities, was 2.56% for the third quarter of 2023, compared to 2.69% for the second quarter of 2023.

Provision for credit losses

The Company recorded a provision for credit losses of $7.0 million in the third quarter of 2023 compared with $9.2 million in the second quarter of 2023. As of September 30, 2023, the allowance for credit losses, comprised of the reserve for loan losses and the reserve for unfunded loan commitments, increased $312 thousand to $166.0 million, or 0.87% of gross loans, compared to $165.6 million, or 0.87% of gross loans, as of June 30, 2023.

	Three months ended			Nine months ended September 30,
	September 30, 2023	June 30, 2023	September 30, 2022	2023	2022
	(In thousands) (Unaudited)
Charge-offs:
Commercial loans	$ 6,254	$ 2,448	$ 2,091	$ 12,517	$ 2,362
Real estate loans (1)	1,221	34	137	5,341	138
Installment and other loans	8	1	—	15	—
Total charge-offs	7,483	2,483	2,228	17,873	2,500
Recoveries:
Commercial loans	611	442	1,576	1,564	2,109
Construction loans	—	—	—	—	6
Real estate loans (1)	261	61	95	2,862	336
Total recoveries	872	503	1,671	4,426	2,451
Net charge-offs/(recoveries)	$ 6,611	$ 1,980	$ 557	$ 13,447	$ 49

(1) Real estate loans include commercial mortgage loans, residential mortgage loans and equity lines.

Non-interest income

Non-interest income, which includes revenues from depository service fees, letters of credit commissions, securities gains (losses), wealth management fees, and other sources of fee income, was $7.8 million for the third quarter of 2023, a decrease of $15.3 million, or 66.2%, compared to $23.1 million for the second quarter of 2023. The decrease was primarily due to a $16.9 million decrease in unrealized gains on equity securities offset, in part, by a $1.5 million increase in commissions from wealth management, when compared to the second quarter of 2023.

Non-interest expense

Non-interest expense increased $1.2 million, or 1.3%, to $94.0 million in the third quarter of 2023 compared to $92.8 million in the second quarter of 2023. The increase in non-interest expense in the third quarter of 2023 was primarily due to an increase of $1.7 million in salaries and employee benefits, an increase of $1.4 million in amortization expense of investments in low-income housing and alternative energy partnerships, offset, in part, by a decrease of $1.0 million in professional services expenses when compared to the second quarter of 2023. The efficiency ratio, defined as non-interest expense divided by the sum of net interest income before provision for loan losses plus non-interest income, was 48.57% in the third quarter of 2023 compared to 45.36% for the second quarter of 2023.

Income taxes

The effective tax rate for the third quarter of 2023 was 10.95% compared to 9.20% for the second quarter of 2023. The effective tax rate includes the impact of alternative energy investments, including the impact of a new solar tax credit fund that closed in the second quarter of 2023, and low-income housing tax credits.

BALANCE SHEET REVIEW

Gross loans were $19.02 billion as of September 30, 2023, an increase of $71.0 million, or 0.4%, from $18.95 billion as of June 30, 2023. The increase from June 30, 2023 was primarily due to an increase of $218.3 million, or 2.3%, in commercial mortgage loans, and an increase of $143.4 million, or 2.6%, in residential mortgage loans offset, in part, by a decrease of $227.3 million, or 6.8%, in commercial loans, a decrease of $47.4 million, or 9.1%, in real estate construction loans, and a decrease of $18.2 million, or 6.7%, in home equity loans.

The loan balances and composition as of September 30, 2023, compared to June 30, 2023, and September 30, 2022, are presented below:

	September 30, 2023	June 30, 2023	September 30, 2022
	(In thousands) (Unaudited)
Commercial loans	$ 3,090,609	$ 3,317,868	$ 3,367,437
Residential mortgage loans	5,685,844	5,542,466	5,130,650
Commercial mortgage loans	9,511,805	9,293,475	8,677,733
Equity lines	253,826	272,055	350,448
Real estate construction loans	474,294	521,673	573,421
Installment and other loans	7,444	5,257	7,114
Gross loans	$ 19,023,822	$ 18,952,794	$ 18,106,803

Allowance for loan losses	(154,619)	(155,109)	(148,817)
Unamortized deferred loan fees	(9,521)	(9,497)	(6,936)
Total loans, net	$ 18,859,682	$ 18,788,188	$ 17,951,050

Total deposits were $19.64 billion as of September 30, 2023, an increase of $538.6 million, or 2.8%, from $19.10 billion as of June 30, 2023.

The deposit balances and composition as of September 30, 2023, compared to June 30, 2023, and September 30, 2022, are presented below:

	September 30, 2023	June 30, 2023	September 30, 2022
	(In thousands) (Unaudited)
Non-interest-bearing demand deposits	$ 3,623,483	$ 3,561,237	$ 4,398,152
NOW deposits	2,454,878	2,404,470	2,570,036
Money market deposits	3,222,612	3,033,868	4,935,266
Savings deposits	1,131,352	1,131,602	1,128,823
Time deposits	9,203,263	8,965,826	5,543,474
Total deposits	$ 19,635,588	$ 19,097,003	$ 18,575,751

ASSET QUALITY REVIEW

As of September 30, 2023, total non-accrual loans were $77.3 million, an increase of $8.3 million, or 12.0%, from $69.0 million as of June 30, 2023.

The allowance for loan losses was $154.6 million and the allowance for off-balance sheet unfunded credit commitments was $11.4 million as of September 30, 2023. The allowances represent the amount estimated by management to be appropriate to absorb expected credit losses inherent in the loan portfolio, including unfunded credit commitments. We reported net charge-offs of $6.6 million for the three months ended September 30, 2023, of which $4.3 million had been reserved for in prior quarters. The allowance for loan losses represented 0.81% of period-end gross loans, and 195.09% of non-performing loans as of September 30, 2023. The comparable ratios were 0.82% of period-end gross loans, and 206.89% of non-performing loans as of June 30, 2023.

The changes in non-performing assets and modifications to borrowers experiencing financial difficulties as of September 30, 2023, compared to June 30, 2023, and September 30, 2022, are presented below:

(Dollars in thousands) (Unaudited)	September 30, 2023	June 30, 2023	% Change	September 30, 2022	% Change
Non-performing assets
Accruing loans past due 90 days or more	$1,924	$5,968	(68)	$3,172	(39)

Non-accrual loans:
Construction loans	16,992	—	—	—	—
Commercial mortgage loans	32,539	39,558	(18)	26,911	21
Commercial loans	14,661	17,574	(17)	26,604	(45)
Residential mortgage loans	13,138	11,872	11	14,601	(10)
Installment and other loans	—	—	—	9	(100)
Total non-accrual loans	$77,330	$69,004	12	$68,125	14
Total non-performing loans	79,254	74,972	6	71,297	11
Other real estate owned	14,407	4,067	254	4,067	254
Total non-performing assets	$93,661	$79,039	18	$75,364	24
Accruing loan modifications to borrowers experiencing financial difficulties (1)	$1,489	$—	—	$—	—
Accruing troubled debt restructurings (TDRs)	$—	$—	—	$15,208	(100)

Allowance for loan losses	$154,619	$155,109	(0)	$148,817	4
Total gross loans outstanding, at period-end	$19,023,822	$18,952,794	0	$18,106,803	5

Allowance for loan losses to non-performing loans, at period-end	195.09%	206.89%		208.73%
Allowance for loan losses to gross loans, at period-end	0.81%	0.82%		0.82%

(1) Beginning after January 1, 2023, modifications are reported in accordance with the new guidance under ASU 2022-02.

The ratio of non-performing assets to total assets was 0.41% as of September 30, 2023, compared to 0.34% as of June 30, 2023. Total non-performing assets increased $14.7 million, or 18.6%, to $93.7 million as of September 30, 2023, compared to $79.0 million as of June 30, 2023, primarily due to an increase of $10.3 million, or 254.2%, in other real estate owned, an increase of $8.3 million, or 12.1%, in non-accrual loans offset, in part, by a decrease of $4.0 million, or 67.8%, in accruing loans past due 90 days or more.

CAPITAL ADEQUACY REVIEW

As of September 30, 2023, the Company’s Tier 1 risk-based capital ratio of 12.70%, total risk-based capital ratio of 14.21%, and Tier 1 leverage capital ratio of 10.44%, calculated under the Basel III capital rules, continue to place the Company in the “well capitalized” category for regulatory purposes, which is defined as institutions with a Tier 1 risk-based capital ratio equal to or greater than 8%, a total risk-based capital ratio equal to or greater than 10%, and a Tier 1 leverage capital ratio equal to or greater than 5%. As of June 30, 2023, the Company’s Tier 1 risk-based capital ratio was 12.38%, total risk-based capital ratio was 13.88%, and Tier 1 leverage capital ratio was 10.45%.

CONFERENCE CALL

Cathay General Bancorp will host a conference call to discuss its third quarter 2023 financial results this afternoon, Monday, October 23, 2023, at 3:00 p.m., Pacific Time. Analysts and investors may dial in and participate in the question-and-answer session. To access the call, please dial 1-833-816-1377 and refer to Conference Code 10183158. The presentation accompanying this call and access to the live webcast is available on our site at www.cathaygeneralbancorp.com and a replay of the webcast will be archived for one year within 24 hours after the event.

ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is a publicly traded company (Nasdaq: CATY) and is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services and currently operate over 60 branches across the United States in California, New York, Washington, Texas, Illinois, Massachusetts, Maryland, Nevada, and New Jersey. Overseas, it has a branch outlet in Hong Kong, and a representative office in Beijing, Shanghai, and Taipei. To learn more about Cathay Bank, please visit www.cathaybank.com. Cathay General Bancorp’s website is at www.cathaygeneralbancorp.com. Information set forth on such websites is not incorporated into this press release.

FORWARD-LOOKING STATEMENTS

Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management’s beliefs, projections, and assumptions concerning future results and events. These forward-looking statements may include, but are not limited to, such words as “aims,” “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “predicts,” “potential,” “possible,” “optimistic,” “seeks,” “shall,” “should,” “will,” and variations of these words and similar expressions. Forward-looking statements are based on estimates, beliefs, projections, and assumptions of management and are not guarantees of future performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from local, regional, national and international business, market and economic conditions and events and the impact they may have on us, our customers and our operations, assets and liabilities; possible additional provisions for loan losses and charge-offs; credit risks of lending activities and deterioration in asset or credit quality; extensive laws and regulations and supervision that we are subject to including potential future supervisory action by bank supervisory authorities; increased costs of compliance and other risks associated with changes in regulation; higher capital requirements from the implementation of the Basel III capital standards; compliance with the Bank Secrecy Act and other money laundering statutes and regulations; potential goodwill impairment; liquidity risk; fluctuations in interest rates; risks associated with acquisitions and the expansion of our business into new markets; inflation and deflation; real estate market conditions and the value of real estate collateral; our ability to generate anticipated returns on our investments and financings, including in tax-advantaged projects; environmental liabilities; our ability to compete with larger competitors; our ability to retain key personnel; successful management of reputational risk; natural disasters, public health crises and geopolitical events; general economic or business conditions in Asia, and other regions where Cathay Bank has operations; failures, interruptions, or security breaches of our information systems; our ability to adapt our systems to technological changes; risk management processes and strategies; adverse results in legal proceedings; certain provisions in our charter and bylaws that may affect acquisition of the Company; changes in accounting standards or tax laws and regulations; market disruption and volatility; restrictions on dividends and other distributions by laws and regulations and by our regulators and our capital structure; issuance of preferred stock; successfully raising additional capital, if needed, and the resulting dilution of interests of holders of our common stock; the soundness of other financial institutions; and general competitive, economic political, and market conditions and fluctuations.

These and other factors are further described in Cathay General Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2022 (Item 1A in particular), other reports filed with the Securities and Exchange Commission (“SEC”), and other filings Cathay General Bancorp makes with the SEC from time to time. Actual results in any future period may also vary from the past results discussed in this press release. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to update or review any forward-looking statement to reflect circumstances, developments or events occurring after the date on which the statement is made or to reflect the occurrence of unanticipated events.

CATHAY GENERAL BANCORP CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

	Three months ended			Nine months ended September 30,
(Dollars in thousands, except per share data)	September 30, 2023	June 30, 2023	September 30, 2022	2023	2022

Financial performance
Net interest income before provision for credit losses	$185,640	$181,533	$197,529	$559,608	$531,883
Provision for credit losses	7,000	9,155	2,000	24,255	13,143
Net interest income after provision for credit losses	178,640	172,378	195,529	535,353	518,740
Non-interest income	7,837	23,110	9,876	45,191	44,726
Non-interest expense	93,973	92,821	75,388	269,980	222,208
Income before income tax expense	92,504	102,667	130,017	310,564	341,258
Income tax expense	10,133	9,447	30,982	38,966	78,217
Net income	$82,371	$93,220	$99,035	$271,598	$263,041

Net income per common share
Basic	$1.14	$1.29	$1.34	$3.74	$3.52
Diluted	$1.13	$1.28	$1.33	$3.73	$3.50

Cash dividends paid per common share	$0.34	$0.34	$0.34	$1.02	$1.02

Selected ratios
Return on average assets	1.42%	1.67%	1.81%	1.61%	1.66%
Return on average total stockholders’ equity	12.36%	14.47%	15.94%	14.04%	14.35%
Efficiency ratio	48.57%	45.36%	36.35%	44.64%	38.54%
Dividend payout ratio	29.95%	26.46%	25.30%	27.22%	28.94%

Yield analysis (Fully taxable equivalent)
Total interest-earning assets	5.89%	5.68%	4.38%	5.71%	3.91%
Total interest-bearing liabilities	3.33%	2.99%	0.78%	2.94%	0.53%
Net interest spread	2.56%	2.69%	3.60%	2.77%	3.38%
Net interest margin	3.38%	3.44%	3.83%	3.52%	3.54%

Capital ratios	September 30, 2023	June 30, 2023	September 30, 2022
Tier 1 risk-based capital ratio	12.70%	12.38%	12.06%
Total risk-based capital ratio	14.21%	13.88%	13.59%
Tier 1 leverage capital ratio	10.44%	10.45%	10.02%
				.

CATHAY GENERAL BANCORP CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share data)	September 30, 2023	June 30, 2023	September 30, 2022

Assets
Cash and due from banks	$ 145,580	$ 187,886	$ 200,051
Short-term investments and interest bearing deposits	1,017,354	1,294,379	1,063,294
Securities available-for-sale (amortized cost of $1,684,951 at September 30, 2023,
$1,629,357 at June 30, 2023 and $1,577,311 at September 30, 2022)	1,508,798	1,487,321	1,414,411
Loans	19,023,822	18,952,794	18,106,803
Less: Allowance for loan losses	(154,619)	(155,109)	(148,817)
Unamortized deferred loan fees, net	(9,521)	(9,497)	(6,936)
Loans, net	18,859,682	18,788,188	17,951,050
Equity securities	31,456	37,674	23,123
Federal Home Loan Bank stock	17,250	25,242	17,250
Other real estate owned, net	14,407	4,067	4,067
Affordable housing investments and alternative energy partnerships, net	332,903	323,984	325,439
Premises and equipment, net	91,033	92,090	96,419
Customers’ liability on acceptances	16,900	4,364	6,899
Accrued interest receivable	90,875	86,211	71,177
Goodwill	375,696	375,696	375,696
Other intangible assets, net	4,725	4,992	6,948
Right-of-use assets- operating leases	30,586	31,399	30,679
Other assets	307,284	284,945	303,628
Total assets	$ 22,844,529	$ 23,028,438	$ 21,890,131

Liabilities and Stockholders’ Equity
Deposits:
Non-interest-bearing demand deposits	$ 3,623,483	$ 3,561,237	$ 4,398,152
Interest-bearing deposits:
NOW deposits	2,454,878	2,404,470	2,570,036
Money market deposits	3,222,612	3,033,868	4,935,266
Savings deposits	1,131,352	1,131,602	1,128,823
Time deposits	9,203,263	8,965,826	5,543,474
Total deposits	19,635,588	19,097,003	18,575,751

Advances from the Federal Home Loan Bank	15,000	815,000	360,000
Other borrowings for affordable housing investments	22,374	22,428	22,651
Long-term debt	119,136	119,136	119,136
Acceptances outstanding	16,900	4,364	6,899
Lease liabilities - operating leases	32,962	33,870	33,931
Other liabilities	363,833	333,966	352,204
Total liabilities	20,205,793	20,425,767	19,470,572
Stockholders' equity	2,638,736	2,602,671	2,419,559
Total liabilities and equity	$ 22,844,529	$ 23,028,438	$ 21,890,131

Book value per common share	$ 36.35	$ 35.87	$ 32.67
Number of common shares outstanding	72,586,992	72,563,169	73,411,960

CATHAY GENERAL BANCORP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended			Nine months ended September 30,
	September 30, 2023	June 30, 2023	September 30, 2022	2023	2022
	(In thousands, except share and per share data)
Interest and Dividend Income
Loan receivable, including loan fees	$293,108	$273,478	$211,541	$827,765	$558,657
Investment securities	12,698	12,370	7,483	36,832	18,059
Federal Home Loan Bank stock	355	298	258	957	774
Deposits with banks	17,307	13,959	6,732	43,405	10,003
Total interest and dividend income	323,468	300,105	226,014	908,959	587,493

Interest Expense
Time deposits	90,022	79,975	10,218	234,171	22,002
Other deposits	38,207	30,659	13,871	92,683	25,894
Advances from Federal Home Loan Bank	6,779	5,498	2,941	14,875	3,396
Long-term debt	1,726	1,552	1,455	4,721	4,318
Short-term borrowings	1,094	888	—	2,901	—
Total interest expense	137,828	118,572	28,485	349,351	55,610

Net interest income before provision for credit losses	185,640	181,533	197,529	559,608	531,883
Provision for credit losses	7,000	9,155	2,000	24,255	13,143
Net interest income after provision for credit losses	178,640	172,378	195,529	535,353	518,740

Non-Interest Income
Net (losses)/gains from equity securities	(6,218)	10,663	(3,661)	9,298	1,358
Debt securities losses, net	—	—	—	(3,000)	—
Letters of credit commissions	1,738	1,664	1,609	4,972	4,767
Depository service fees	1,536	1,641	1,690	5,009	4,993
Wealth management fees	5,150	3,639	4,184	12,686	12,494
Other operating income	5,631	5,503	6,054	16,226	21,114
Total non-interest income	7,837	23,110	9,876	45,191	44,726

Non-Interest Expense
Salaries and employee benefits	38,774	37,048	34,677	114,048	107,453
Occupancy expense	5,851	5,528	5,975	16,883	17,150
Computer and equipment expense	4,387	4,227	3,509	12,899	9,762
Professional services expense	7,906	8,900	6,337	24,212	20,738
Data processing service expense	3,614	3,672	3,484	11,010	9,813
FDIC and State assessments	3,063	3,012	2,003	9,230	5,999
Marketing expense	1,587	2,416	2,005	4,777	4,692
Other real estate owned expense	435	81	55	566	93
Amortization of investments in low income housing and alternative energy partnerships	23,157	21,746	11,949	60,497	27,471
Amortization of core deposit intangibles	250	559	250	1,059	724
Acquisition, integration and restructuring costs	—	—	59	—	4,086
Other operating expense	4,949	5,632	5,085	14,799	14,227
Total non-interest expense	93,973	92,821	75,388	269,980	222,208

Income before income tax expense	92,504	102,667	130,017	310,564	341,258
Income tax expense	10,133	9,447	30,982	38,966	78,217
Net income	$82,371	$93,220	$99,035	$271,598	$263,041
Net income per common share:
Basic	$1.14	$1.29	$1.34	$3.74	$3.52
Diluted	$1.13	$1.28	$1.33	$3.73	$3.50

Cash dividends paid per common share	$0.34	$0.34	$0.34	$1.02	$1.02
Basic average common shares outstanding	72,568,518	72,536,301	73,956,052	72,546,149	74,743,941
Diluted average common shares outstanding	72,890,414	72,753,746	74,242,052	72,847,907	75,068,232

CATHAY GENERAL BANCORP AVERAGE BALANCES – SELECTED CONSOLIDATED FINANCIAL INFORMATION (Unaudited)

	Three months ended
(In thousands)(Unaudited)	September 30, 2023		June 30, 2023		September 30, 2022
Interest-earning assets:	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)
Loans (1)	$18,959,444	6.13%	$18,503,889	5.93%	$17,923,495	4.68%
Taxable investment securities	1,530,767	3.29%	1,561,443	3.18%	1,364,013	2.18%
FHLB stock	19,141	7.35%	18,431	6.49%	18,756	5.46%
Deposits with banks	1,273,751	5.39%	1,090,019	5.14%	1,178,261	2.27%
Total interest-earning assets	$21,783,103	5.89%	$21,173,782	5.68%	$20,484,525	4.38%

Interest-bearing liabilities:
Interest-bearing demand deposits	$2,405,011	1.98%	$2,325,101	1.57%	$2,508,526	0.30%
Money market deposits	3,036,445	2.98%	3,047,163	2.55%	5,153,566	0.90%
Savings deposits	1,151,615	1.17%	1,076,260	0.81%	1,151,126	0.07%
Time deposits	9,145,176	3.91%	8,803,900	3.64%	5,013,213	0.81%
Total interest-bearing deposits	$15,738,247	3.23%	$15,252,424	2.91%	$13,826,431	0.69%
Other borrowed funds	586,824	5.32%	508,081	5.04%	498,234	2.34%
Long-term debt	119,136	5.75%	119,136	5.22%	119,136	4.85%
Total interest-bearing liabilities	16,444,207	3.33%	15,879,641	2.99%	14,443,801	0.78%

Non-interest-bearing demand deposits	3,603,779		3,667,533		4,456,214

Total deposits and other borrowed funds	$20,047,986		$19,547,174		$18,900,015

Total average assets	$22,997,408		$22,403,606		$21,658,860
Total average equity	$2,644,005		$2,583,677		$2,465,192

	Nine months ended
(In thousands)(Unaudited)	September 30, 2023		September 30, 2022
Interest-earning assets:	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)
Loans (1)	$18,572,222	5.96%	$17,468,247	4.28%
Taxable investment securities	1,546,951	3.18%	1,263,341	1.91%
FHLB stock	18,290	7.00%	17,757	5.83%
Deposits with banks	1,145,398	5.07%	1,332,491	1.00%
Total interest-earning assets	$21,282,861	5.71%	$20,081,836	3.91%

Interest-bearing liabilities:
Interest-bearing demand deposits	$2,361,732	1.57%	$2,456,556	0.17%
Money market deposits	3,152,703	2.51%	5,088,227	0.58%
Savings deposits	1,056,234	0.73%	1,137,485	0.07%
Time deposits	8,728,133	3.59%	5,060,286	0.58%
Total interest-bearing deposits	$15,298,802	2.86%	$13,742,554	0.47%
Securities sold under agreements to repurchase
Other borrowed funds	473,114	5.02%	209,679	2.17%
Long-term debt	119,136	5.30%	119,136	4.85%
Total interest-bearing liabilities	15,891,052	2.94%	14,071,369	0.53%

Non-interest-bearing demand deposits	3,741,982		4,403,195
Total deposits and other borrowed funds	$19,633,034		$18,474,564

Total average assets	$22,503,115		$21,203,918
Total average equity	$2,586,548		$2,450,650

(1) Yields and interest earned include net loan fees. Non-accrual loans are included in the average balance.

CATHAY GENERAL BANCORP
GAAP to NON-GAAP RECONCILIATION
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited)

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		As of
		September 30, 2023	June 30, 2023	September 30, 2022
		(In thousands) (Unaudited)
Stockholders' equity	(a)	$2,638,736	$2,602,671	$2,419,559
Less: Goodwill		(375,696)	(375,696)	(375,696)
Other intangible assets (1)		(4,725)	(4,992)	(6,948)
Tangible equity	(b)	$2,258,315	$2,221,983	$2,036,915

Total assets	(c)	$22,844,529	$23,028,438	$21,890,131
Less: Goodwill		(375,696)	(375,696)	(375,696)
Other intangible assets (1)		(4,725)	(4,992)	(6,948)
Tangible assets	(d)	$22,464,108	$22,647,750	$21,507,487

Number of common shares outstanding	(e)	72,586,992	72,563,169	73,411,960

Total stockholders' equity to total assets ratio	(a)/(c)	11.55%	11.30%	11.05%
Tangible equity to tangible assets ratio	(b)/(d)	10.05%	9.81%	9.47%
Tangible book value per share	(b)/(e)	$31.11	$30.62	$27.75

		Three months ended			Nine months ended
		September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
		(In thousands) (Unaudited)
Net Income		$82,371	$93,220	$99,035	$271,598	$263,041
Add: Amortization of other intangibles (1)		270	570	250	1,031	724
Tax effect of amortization adjustments (2)		(80)	(169)	(74)	(306)	(215)
Tangible net income	(f)	$82,561	$93,621	$99,211	$272,323	$263,550

Return on tangible common equity (3)	(f)/(b)	14.62%	16.85%	19.48%	16.08%	17.25%

(1) Includes core deposit intangibles and mortgage servicing
(2) Applied the statutory rate of 29.65%.
(3) Annualized

Contacts

Heng W. Chen (626) 279-3652